Exhibit 99.2

Apple Inc.

Q4 2012 Unaudited Summary Data

(Units in thousands, Revenue in millions)

	Q3 2012		Q4 2011		Q4 2012		Sequential Change		Year/Year Change
	Mac Units	Revenue	Mac Units	Revenue	Mac Units	Revenue	Mac Units	Revenue	Mac Units	Revenue
Operating Segments
Americas	1,522	$12,806	1,716	$9,648	1,651	$13,810	8%	8%	- 4%	43%
Europe	941	8,237	1,176	7,397	1,135	8,023	21%	- 3%	- 3%	8%
Japan	173	2,009	175	1,111	151	2,367	- 13%	18%	- 14%	113%
Asia Pacific	593	7,887	731	6,530	877	7,537	48%	- 4%	20%	15%
Retail	791	4,084	1,096	3,584	1,109	4,229	40%	4%	1%	18%

Total Operating Segments	4,020	$35,023	4,894	$28,270	4,923	$35,966	22%	3%	1%	27%

							Sequential Change		Year/Year Change
	Units	Revenue	Units	Revenue	Units	Revenue	Units	Revenue	Units	Revenue
Product Summary
Mac Desktops (1)(9)	1,010	$1,287	1,278	$1,687	968	$1,254	- 4%	- 3%	- 24%	- 26%
Mac Portables (2)(9)	3,010	3,646	3,616	4,585	3,955	5,363	31%	47%	9%	17%

Subtotal Mac	4,020	4,933	4,894	6,272	4,923	6,617	22%	34%	1%	6%

iPod (3)(9)	6,751	1,060	6,622	1,103	5,344	820	- 21%	- 23%	- 19%	- 26%
Other Music Related Products and Services (4)		2,060		1,678		2,296		11%		37%
iPhone and Related Products and Services (5)(9)	26,028	16,245	17,073	10,980	26,910	17,125	3%	5%	58%	56%
iPad and Related Products and Services (6)(9)	17,042	9,171	11,123	6,868	14,036	7,510	- 18%	- 18%	26%	9%
Peripherals and Other Hardware (7)		663		640		706		6%		10%
Software, Service and Other Sales (8)		891		729		892		0%		22%

Total Apple		$35,023		$28,270		$35,966		3%		27%

(1)	Includes revenue from iMac, Mac mini and Mac Pro sales.

(2)	Includes revenue from MacBook, MacBook Air and MacBook Pro sales.

(3)	Includes revenue from iPod sales.

(4)	Includes revenue from sales from the iTunes Store, App Store and iBookstore in addition to sales of iPod services and Apple-branded and third-party iPod accessories.

(5)	Includes revenue from sales of iPhone, iPhone services, and Apple-branded and third-party iPhone accessories.

(6)	Includes revenue from sales of iPad, iPad services, and Apple-branded and third-party iPad accessories.

(7)	Includes revenue from sales of displays, networking products, and other hardware.

(8)	Includes revenue from sales of Apple-branded and third-party Mac software, and services.

(9)	Includes amortization of related revenue deferred for non-software services and embedded software upgrade rights.